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                                                                     Exhibit 4.3


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                                 TV FILME, INC.


                                  $140,000,000

                          12 7/8% Senior Notes due 2004

                               PURCHASE AGREEMENT

                                December 16, 1996





                            BEAR, STEARNS & CO. INC.

                            BT SECURITIES CORPORATION

                           J.P. MORGAN SECURITIES INC.

                         ALEX. BROWN & SONS INCORPORATED





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                                TV FILME, INC.

                                 $140,000,000
                          12 7/8% Senior Notes due 2004

                              PURCHASE AGREEMENT

                                                             December 16, 1996
                                                            New York, New York

BEAR, STEARNS & CO. INC.
BT SECURITIES CORPORATION
J.P. MORGAN SECURITIES INC.
ALEX. BROWN & SONS INCORPORATED
c/o Bear, Stearns & Co. Inc.
  245 Park Avenue
  New York, New York  10167

Ladies & Gentlemen:

            TV Filme, Inc., a Delaware corporation ("TV Filme"), proposes to issue and sell to Bear, Stearns & Co. Inc. ("Bear Stearns"), BT Securities Corporation ("BT Securities"), J.P. Morgan Securities Inc. ("J.P. Morgan") and Alex. Brown & Sons Incorporated ("Alex. Brown"; and together with Bear Stearns, BT Securities and J.P. Morgan, the "Initial Purchasers") an aggregate of $140,000,000 principal amount of 12 7/8% Senior Notes due 2004 (the "Series A Notes"), subject to the terms and conditions set forth in this Purchase Agreement (this "Agreement"). The Series A Notes will be issued pursuant to an indenture (the "Indenture"), to be dated as of the Closing Date (as defined below), between TV Filme and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). Capitalized terms used herein without definition have the respective meanings specified in the Offering Memorandum (as defined below).

            1.    Issuance of Securities.

            TV Filme proposes, upon the terms and subject to the conditions set forth herein, to issue and sell to the Initial Purchasers an aggregate of $140,000,000 principal amount of Series A Notes. The Series A Notes and the Series B Notes (as defined below) issuable in exchange for the Series A Notes are collectively referred to herein as the "Securities". The proceeds to TV Filme from the sale to the Initial Purchasers of the Series A Notes will be used as described under "Use of Proceeds" in the Offering Memorandum.

            Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Series A Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

            THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE
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            ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT
            FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
            SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OF REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS THREE YEARS (OR SUCH SHORTER PERIOD THAT MAY THEREAFTER BE PROVIDED UNDER RULE 144(k) UNDER THE SECURITIES ACT AS PERMITTING THE RESALE BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH TV FILME, INC. OR ANY AFFILIATE OF TV FILME, INC. WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO TV FILME, INC., (B) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IN A PRINCIPAL AMOUNT OF AT LEAST $100,000, OR
            (F) OUTSIDE THE U.S. TO A NON-U.S. PERSON PURSUANT TO RULE 904 OF REGULATION S, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "U.S." AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN REGULATION S.

            2.    Offering.

            The Series A Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act in reliance upon an exemption thereunder. TV Filme has prepared


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a preliminary offering memorandum, dated November 22, 1996, and a Supplement to such preliminary offering memorandum, dated December 6, 1996 (together, the "Preliminary Offering Memorandum"), and a final offering memorandum, dated December 16, 1996 (the "Offering Memorandum"), relating to TV Filme and its Subsidiaries (as defined below) and the issuance of the Series A Notes.

            The Initial Purchasers have advised TV Filme that the Initial Purchasers will offer the Series A Notes on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Securities Act ("QIBs"), to a limited number of institutional "Accredited Investors" as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act (each an "Institutional Accredited Investor") and to non-U.S. persons in transactions meeting the requirements of Rule 903 of Regulation S under the Securities Act (each, a "Reg S Buyer"). The QIBs, the Institutional Accredited Investors and the Reg S Buyers are referred to herein as the "Eligible Purchasers". Sales to Eligible Purchasers under this Agreement are referred to herein as "Exempt Resales". The Initial Purchasers will offer the Series A Notes to Eligible Purchasers initially at a price equal to 12 7/8% of the principal amount thereof. Such price may be changed at any time without notice.

            Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement relating thereto (the "Registration Rights Agreement"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to terms and conditions contained in the Registration Rights Agreement, TV Filme will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering an issue of 12 7/8% Senior Notes due 2004 identical in all material respects to the Series A Notes (the "Series B Notes") to be offered in exchange for the Series A Notes (the "Exchange Offer") and (ii) under certain circumstances set forth therein, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement"; and together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale of the Series A Notes under certain circumstances, and to use its best efforts to cause such Registration Statements to be declared effective and to consummate the Exchange Offer.

            Concurrent with the purchase, sale and delivery of the Series A Notes contemplated by Section 3 hereof (the "Closing"), TV Filme will loan the proceeds of the Offering to ITSA-Intercontinental Telecomunicacoes Ltda. ("ITSA"), which loan will be evidenced by an intercompany note, to be dated the Closing Date, substantially in the form of Exhibit C to the Indenture (the "Intercompany Note"). In connection with the Intercompany Note, ITSA will enter into a Paying Agent Agreement, dated as of the Closing Date (the "Paying Agent Agreement"), with Japan Bankers Trust Company, Ltd. and Bankers Trust Company (together, the "Paying Agent") under which the Paying Agent will serve as paying agent under the Intercompany Note. The obligations of ITSA under the Intercompany Note will be guaranteed on an unsecured basis by certain subsidiaries of ITSA, including, initially, TV Filme Brasilia Servicos de Telecomunicacoes Ltda., TV Filme Goiania Servicos de Telecomunicacoes Ltda. and TV Filme Belem Servicos de Telecomunicacoes Ltda. (collectively, the "Subsidiary Guarantors"), which guarantees, to be dated as of the Closing Date, will be substantially in the form of Exhibit D to the Indenture (collectively, the "Subsidiary Guarantees"). The Intercompany Note will be pledged by TV Filme as security for the repayment of principal and interest on the Securities pursuant to the terms of the Note Pledge Agreement, to be dated as of the Closing Date, substantially in the form of Exhibit F to the Indenture (the "Note Pledge Agreement").


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            In addition, concurrent with the Closing, ITSA will purchase a portfolio of Government Securities (as defined in the Indenture), scheduled interest and principal payments on which will be in an amount sufficient to provide for payment in full when due of the first four scheduled interest payments on the Securities. Such Government Securities will be pledged as security for the repayment of principal and interest on the Securities pursuant to the Collateral Pledge and Security Agreement, to be dated as of the Closing Date, substantially in the form of Exhibit E to the Indenture (the "Pledge Agreement").

            This Agreement, the Securities, the Indenture, the Registration Rights Agreement, the Pledge Agreement, the Intercompany Note, the Paying Agent Agreement, the Subsidiary Guarantees and the Note Pledge Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

            3.    Purchase, Sale and Delivery.

            (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, TV Filme agrees to issue and sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from TV Filme, the aggregate principal amount of Series A Notes set forth opposite its name on Schedule I hereto. The Initial Purchasers shall pay a purchase price equal to 12 7/8% of the principal amount of the Series A Notes, plus accrued interest, if any, from the Closing Date (the "Purchase Price").

            (b) Delivery of, and payment of the Purchase Price shall be made at the offices of Simpson Thacher & Bartlett, at 425 Lexington Avenue, New York, New York 10017, or such other location as may be mutually acceptable. Such delivery and payment of the Purchase Price shall be made at 9:30 a.m., New York City time, on December 20, 1996 or at such other date and time as shall be agreed upon by the Initial Purchasers and TV Filme. The time and date of such delivery and the payment of the Purchase Price are herein called the "Closing Date."

            (c) On the Closing Date, one or more of the Series A Notes in definitive form, registered in such names and in such denominations as specified by the Initial Purchasers at least two business days prior to such date, having an aggregate principal amount of $140,000,000 shall be delivered by TV Filme to the Initial Purchasers (or as the Initial Purchasers direct), against payment by the Initial Purchasers of the Purchase Price therefor by wire transfer of same day funds to an account or accounts designated by TV Filme, provided that TV Filme shall give at least two business days' prior written notice to the Initial Purchasers of the information required to effect such wire transfers. The Series A Notes sold to QIBs pursuant to Rule 144A and the Series A Notes sold to Reg S Buyers pursuant to Regulation S shall each be represented by a global note, registered in the name of The Depository Trust Company (the "Depository") or its nominee and Series A Notes sold to Institutional Accredited Investors shall be represented by physical certificates registered in the names requested by the Initial Purchasers. The Series A Notes shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

            4.    Agreements of TV Filme.

            TV Filme covenants and agrees with the Initial Purchasers that:

            (a) TV Filme will furnish the Initial Purchasers and those persons identified by the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers


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      may reasonably request. TV Filme will also furnish to Bear Stearns prior to or on the Closing Date three copies of the Offering Memorandum signed by two duly authorized officers of TV Filme, including the report of the independent auditors of TV Filme therein manually signed by such independent auditors. TV Filme consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

            (b) TV Filme will notify the Initial Purchasers promptly of any material change affecting any of its representations, warranties, agreements and indemnities herein at any time prior to payment being made to TV Filme on the Closing Date and take such steps as may be reasonably requested by Bear Stearns to remedy and/or publicize the same. Without limiting the generality of the foregoing, until the distribution of the Series A Notes is completed, TV Filme agrees to notify the Initial Purchasers promptly of the occurrence of any event as a result of which the Preliminary Offering Memorandum or the Offering Memorandum may include a misstatement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made in such document, not misleading.

            (c) If at any time prior to completion (in the view of Bear Stearns) of the distribution of the Series A Notes any event shall have occurred as a result of which the Preliminary Offering Memorandum or the Offering Memorandum, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading or if in order to comply with applicable law or for any other reason it shall be necessary or appropriate to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum, TV Filme will so notify Bear Stearns, on behalf of the Initial Purchasers, and, upon request from Bear Stearns, will prepare and furnish, without charge, to the Initial Purchasers as many copies as they may from time to time reasonably request of, an amended Preliminary Offering Memorandum or Offering Memorandum or a supplement thereto which will correct such statement or omission, effect such compliance or otherwise amend or supplement such Preliminary Offering Memorandum or Offering Memorandum. TV Filme agrees that it will not amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum without Bear Stearns' prior consent, which consent shall not be unreasonably withheld or delayed.

            (d) TV Filme agrees to cooperate with the Initial Purchasers and counsel for the Initial Purchasers in connection with the qualification or registration of the Series A Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required by law for the Exempt Resales; provided, however, that TV Filme shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction where it is not now so subject or to subject itself to general taxation in any such jurisdiction.

            (e) TV Filme will advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and TV Filme shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Securities under any state securities or Blue Sky laws and, if at any time


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

      any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Securities under any state securities or Blue Sky laws, TV Filme shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest practicable time.

            (f) TV Filme agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers, the QIBs, the Institutional Accredited Investors or the Reg S Buyers of the Series A Notes and agrees not to take any other action that would result in the Exempt Resales not being exempt from registration under the Securities Act.

            (g) Except in connection with the Exchange Offer or the filing of the Registration Statements, as the case may be, TV Filme will not, and will not authorize or permit any Person acting on its behalf to offer or sell the Securities or any security of the same class or series as the Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or engage in any directed selling efforts within the meaning of Regulation S. TV Filme will not enter into any contractual arrangement with respect to the distribution of the Securities except for this Agreement and the Registration Rights Agreement.

            (h) As of the date of their issuance, the Series A Notes will not be, and no securities of the same class (within the meaning of Rule 144A(d)(3)) as the Series A Notes will be, (i) listed on a national securities exchange in the United States which is registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (ii) quoted in any "automated inter-dealer quotation system" (within the meaning of Rule 144A under the Securities Act) in the United States.

            (i) So long as any of the Securities are outstanding and are "restricted securities" within the meaning of Rule 144 under the Securities Act, TV Filme will furnish to holders of the Securities and to prospective purchasers of Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless TV Filme is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act.

            (j) For so long as the Series A Notes are eligible for resale in reliance on Rule 144A, TV Filme shall use all reasonable efforts to, and will use its reasonable efforts to cooperate with the Initial Purchasers to, have the Series A Notes designated as securities eligible for trading in the Private Offering, Resales and Trading through Automated Linkages ("PORTAL") market in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD").

            (k) TV Filme will not, and will not permit any of its Subsidiaries to, take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of TV Filme to facilitate the sale or resale of the Securities. Except as permitted by the Securities Act, TV Filme will not distribute any (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum, (ii) offering memorandum, including, without limitation, the Offering Memorandum or (iii) other offering material, in connection with the offering and sale of the Securities.


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            (l) During the period of three years after the Closing Date, TV
      Filme will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act), to resell any of the Securities that have been re-acquired by any of them, except for Securities acquired by TV Filme or any of its affiliates and resold in transactions registered under the Securities Act.

            (m) TV Filme will not be or become at any time prior to the expiration of three years after the Closing Date, an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and will not be or become a closed-end investment company required to be registered, but not registered, under the Investment Company Act.

            (n) Neither TV Filme, nor any of its subsidiaries or other affiliates over which it exercises management control, nor any Person acting on its or their behalf, will issue, offer, sell, contract to sell, pledge or otherwise dispose of (or publicly announce any such issuance, offer, sale or disposal), directly or indirectly, debt securities issued or guaranteed by TV Filme (other than a private loan, credit or financing agreement with a bank or similar financing institution) or any security convertible into or exchangeable or exercisable for any such debt security, for a period of 90 days after the Closing Date, without the Initial Purchasers' prior written consent which consent may not be unreasonably withheld, except for (i) sales or transfers between any of TV Filme's subsidiaries or other affiliates of TV Filme and (ii) the issue and exchange of Series B Notes for Series A Notes in the Exchange Offer.

            (o) TV Filme shall submit an application to Banco Central do Brasil (the "Central Bank") for the Certificate of Registration (as defined below) within fifteen days after the Closing Date and shall use its best efforts to obtain the Certificate of Registration and any other authorizations or approvals of the Central Bank required for the performance by TV Filme and its Subsidiaries of their obligations under the Operative Documents.

            (p) TV Filme shall cause ITSA to provide notice to the Central Bank of the closing of the offering of the Intercompany Note in compliance with the provisions of Circular No. 2491 of October 19, 1994.

            (q) TV Filme shall obtain the consularization of this Agreement, the Indenture, the Registration Rights Agreement, the Pledge Agreement, the Intercompany Note and the Note Pledge Agreement from the Brazilian Consulate in The City of New York on or prior to the Closing Date.

            (r) TV Filme agrees to comply in all material respects with all of the agreements set forth in the Operative Documents and in the representation letter of TV Filme to the Depository relating to the approval of the Securities by the Depository for "book-entry" transfer. Without prejudice to the generality of the foregoing, TV Filme agrees to make the filings contemplated by the Registration Rights Agreement, to cause the Exchange Offer to be made and to comply with all applicable U.S. federal and state securities laws in connection with the Exchange Offer.

            (s) During a period of five years following the Closing Date, to deliver without charge to the Initial Purchasers, as they may reasonably request, promptly upon their becoming available, copies of (i) all reports, financial statements and proxy or information statements filed by TV Filme with the Commission, the NASD or any national securities exchange and (ii) any


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      compliance certificates or notices furnished by TV Filme to the Trustee or to the holders of the Securities pursuant to the terms of the Indenture.

            (t) TV Filme will use the proceeds from the sale of the Series A Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

            (u) TV Filme agrees not to claim voluntarily, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Securities.

            (v) TV Filme agrees to use its reasonable best efforts to do and perform all things required to be done and performed under this Agreement by it prior to the Closing Date and use its reasonable best efforts to satisfy all conditions precedent on its part to the delivery of the Series A Notes.

            5.    Representations and Warranties.

            (a) TV Filme represents and warrants to the Initial Purchasers that:

            (i) The Preliminary Offering Memorandum as of its date did not, and the Offering Memorandum does not, and at the Closing Date, as supplemented as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to TV Filme in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued or, to the best of TV Filme's knowledge, threatened.

            (ii) TV Filme (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and corporate authority to conduct its business as it is being conducted currently and as described in the Offering Memorandum and to own, lease and operate its properties, and (B) is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a Material Adverse Effect (as defined below).

            (iii) Each of ITSA, the Subsidiary Guarantors, TV Filme Servicos de Telecomunicacoes Ltda. ("TV Filme Servicos") and each other subsidiary of TV Filme (collectively, for purposes of this Agreement referred to as the "Subsidiaries"), (A) has been duly organized or incorporated, as applicable, and is validly existing and in good standing under the laws of its jurisdiction of organization or incorporation, (B) has all requisite corporate power and corporate authority to conduct its business as it is being conducted currently and as described in the Offering Memorandum and to own, lease and operate its properties, and (C) is duly qualified to transact business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a Material Adverse Effect.

            (iv) All of the outstanding shares of capital stock, quotas or other equity interests of TV Filme have been duly authorized, validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. The outstanding shares of capital stock, quotas or other equity interests, as the case may be, of each of the Subsidiaries have been duly authorized, validly issued and are fully paid and nonassessable. TV Filme owns, directly or indirectly, equity interests of each of its Subsidiaries, as listed on Schedule 5(a)(iv). Except as described in the Offering Memorandum, all such equity interests of its Subsidiaries are owned, directly or indirectly, by TV Filme free and clear of any material lien, encumbrance, claim, security interest, restriction on transfer, stockholders' agreement, voting trust or other restrictions. TV Filme does not directly or indirectly own any equity interests, shares of capital stock or any other securities of any corporation or have any equity interest in any firm, partnership, association or other entity except as described on Schedule 5(a)(iv). Except as described in the Offering Memorandum, there currently are no outstanding material subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, capital stock, quotas or other equity interests of TV Filme or any of its Subsidiaries.

             (v) As of the date hereof, after giving pro forma effect to the issuance and sale of the Series A Notes pursuant hereto and the other transactions described in the Offering Memorandum, TV Filme would have had an authorized and outstanding capitalization as set forth in the "As Adjusted" column in the table appearing under the caption "Capitalization" in the Offering Memorandum.

            (vi) The auditors who have certified or will certify the financial statements included or to be included as part of the Offering Memorandum are independent auditors, within the meaning of the Securities Act and the rules and regulations promulgated thereunder. The annual historical financial statements of TV Filme included in the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Securities Act and present fairly in all material respects the financial position and results of operations of TV Filme and its Subsidiaries at the respective dates and for the respective periods indicated therein. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods presented, except as otherwise disclosed therein. The other financial and statistical information and operating data included in the Offering Memorandum, historical and as adjusted, are accurately presented on a basis consistent with the historical financial statements, included in the Offering Memorandum and the books and records of TV Filme and its Subsidiaries, as applicable.

            (vii) TV Filme has all requisite corporate power and corporate authority to execute, deliver and perform its obligations under the Operative Documents (to the extent it is a party thereto) and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and corporate authority to issue, sell and deliver the Securities as provided herein and therein.

            (viii) Each of the Subsidiaries has all requisite corporate power and corporate authority to execute, deliver and perform its respective obligations under the Operative Documents (to the extent each is a party thereto) and to consummate the transactions contemplated hereby and thereby.

            (ix) This Agreement has been duly authorized, executed and delivered by TV Filme and constitutes a valid and legally binding agreement of TV Filme, enforceable against TV Filme in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and subject to general equitable principles (whether considered in a proceeding in equity or at law) (the "Enforceability Exceptions"). Without limiting the generality of the foregoing, the indemnification and contribution provisions set forth in this Agreement do not contravene Brazilian law or public policy.

            (x) The Registration Rights Agreement has been duly authorized by TV Filme and, when duly executed and delivered by TV Filme in accordance with its terms, will constitute a valid and legally binding obligation of TV Filme, enforceable against TV Filme in accordance with its terms, subject to the Enforceability Exceptions. The Offering Memorandum contains an accurate summary of the material terms of the Registration Rights Agreement.

            (xi) The Pledge Agreement has been duly authorized by each of ITSA and TV Filme and, when duly executed and delivered by each of ITSA and TV Filme, will constitute a valid and legally binding obligation of ITSA and TV Filme, enforceable against each of ITSA and TV Filme in accordance with its terms, subject to the Enforceability Exceptions. As of the Closing Date, the representations and warranties made by ITSA in the Pledge Agreement will be true and correct in all material respects. The Offering Memorandum contains an accurate summary of the material terms of the Pledge Agreement.

            (xii) The Intercompany Note has been duly authorized by ITSA and, when duly executed and delivered by ITSA, will constitute a valid and legally binding obligation of ITSA, enforceable against ITSA in accordance with its terms, subject to the Enforceability Exceptions. The Offering Memorandum contains an accurate summary of the material terms of the Intercompany Note.

            (xiii) The Paying Agent Agreement has been duly authorized by ITSA and, when duly executed and delivered by ITSA, will constitute a valid and legally binding obligation of ITSA, enforceable against ITSA in accordance with its terms, subject to the Enforceability Exceptions.

            (xiv) The Subsidiary Guarantee of each Subsidiary Guarantor has been duly authorized by such Subsidiary Guarantor and, when duly executed and delivered by such Subsidiary Guarantor, will constitute a valid and legally binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, subject to the Enforceability Exceptions. The Offering Memorandum contains an accurate summary of the material terms of each Subsidiary Guarantees.

            (xv) The Note Pledge Agreement has been duly authorized by TV Filme and, when duly executed and delivered by TV Filme, will constitute a valid and legally binding obligation of TV Filme, enforceable against TV Filme in accordance with its terms, subject to the Enforceability Exceptions. As of the Closing Date, the representations and warranties made by TV Filme in the Note Pledge Agreement will be true and correct. The Offering Memorandum contains an accurate summary of the material terms of the Note Pledge Agreement.

            (xvi) The Indenture has been duly authorized by TV Filme and, when duly executed and delivered by TV Filme, will constitute a valid and legally binding obligation of TV Filme, enforceable against TV Filme in accordance with its terms, subject to the Enforceability Exceptions. The Offering Memorandum contains an accurate summary of the material terms of the Indenture. At the Closing Date, the Indenture will comply in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

            (xvii) The Series A Notes have been duly authorized by TV Filme for issuance and sale to the Initial Purchasers pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will constitute valid and legally binding obligations of TV Filme, enforceable against TV Filme in accordance with their terms and entitled to the benefits of the Indenture, subject to the Enforceability Exceptions. The Offering Memorandum contains an accurate summary of the material terms of the Series A Notes.

            (xviii) The Series B Notes have been duly authorized for issuance by TV Filme and, when issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Notes will constitute a valid and legally binding obligations of TV Filme, enforceable against TV Filme in accordance with their terms and entitled to the benefits of the Indenture, subject to the Enforceability Exceptions.

            (xix) Each of the Operative Documents is in proper form under Brazilian law for the enforcement thereof against the parties thereto and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence in Brazil of any of the Operative Documents that any of them be filed or recorded or enrolled with any court or authority in Brazil or that any stamp, registration or similar tax be paid in Brazil, other than court costs, including filing fees and deposits to guarantee judgment required by Brazilian law and regulations, except that
      (A) the signatures of the parties to Operative Documents signed outside Brazil shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been authenticated by the Brazilian consular office and (B) each of the Operative Documents shall have been translated into Portuguese by a sworn translator and the translation thereof shall have been registered with the appropriate Registry of Deeds and Documents in Brazil.

            (xx) None of TV Filme and its Subsidiaries is (A) in violation of its respective organizational documents, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (C) in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, judgment, order or decree applicable to it or any of its assets or properties (whether owned or leased), except, in the case of clauses (B) and (C), for such violations or defaults which would not (x) result, individually or in the aggregate, in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of TV Filme and its Subsidiaries, taken as a whole, (y) interfere with or adversely affect the issuance or marketability of the Securities or (z) in any manner draw into question the validity of this Agreement or any other Operative Document or the transactions described in the Offering Memorandum under the caption "Use of Proceeds" (any of the events set forth in clauses (x), (y) or (z), a "Material Adverse Effect"). To the best knowledge of TV Filme, there exists no condition that would constitute a default (or an event which with the giving of notice or the lapse of time, or both, would constitute a default) under any of the Operative Documents.

            (xxi) Neither the execution, delivery or performance by TV Filme and its Subsidiaries of this Agreement or any of the other Operative Documents, as the case may be (including the issuance and sale of the Securities) nor the consummation of the transactions described in the Offering Memorandum under the caption "Use of Proceeds", violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with the giving of notice or the lapse of time, or both, would constitute a default), or requires consent under, or results in the imposition of a lien or encumbrance on any properties of TV Filme or its Subsidiaries (other than the liens created by the Pledge Agreement and the Note Pledge Agreement), or an acceleration of any indebtedness of TV Filme or its Subsidiaries pursuant to, (A) the organizational documents of TV Filme or any of its Subsidiaries, (B) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which TV Filme or any of its Subsidiaries is a party or by which TV Filme or any of its Subsidiaries is bound or to which any of its or their assets or properties is subject, or (C) any local, state, federal or foreign law, statute, ordinance, rule, regulation, judgment, order or decree applicable to TV Filme or any of its Subsidiaries or any of its or their respective assets or properties (whether owned or leased), except in the case of clauses (B) and (C), for such violations or defaults which would not have a Material Adverse Effect.

            (xxii) Except as may be required under applicable state securities or Blue Sky laws, and except for any NASD filings and the filing of a registration statement under the Securities Act and qualification of the Indenture under the Trust Indenture Act in connection with the Registration Rights Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency or any other Person is required for the execution, delivery and performance by TV Filme and its Subsidiaries of this Agreement and the other Operative Documents, as the case may be, or the consummation of the transactions described in the Offering Memorandum under the caption "Use of Proceeds", except (A) such as have been obtained and made and remain in full force and effect, (B) the issuance by the Central Bank of a certificate of registration (the "Certificate of Registration") permitting ITSA to make remittances from Brazil in U.S. dollars of payments of principal, interest and other amounts in respect of the Intercompany Note, (C) the approval of the Central Bank permitting ITSA to make any payment in U.S. dollars not set forth in the Certificate of Registration, to make any payment provided for therein earlier than the due date therefor, to make certain late payments or permitting ITSA to exercise its call option under the Intercompany Note and (D) for consents, approvals, authorizations, or orders of, or filings, registrations, qualifications, licenses or permits of or with any court or governmental agency, body or administrative agency or any other Person, which would not have a Material Adverse Effect.

            (xxiii) Subject to obtaining the Certificate of Registration or, in the case of payments not covered by the Certificate of Registration, under current laws and regulations of Brazil and any political subdivision thereof, all interest, principal, premium, if any, and other payments due or made on the Intercompany Note may be paid by ITSA to the holder thereof in U.S. dollars or Brazilian reais that may be converted into foreign currency and freely transferred out of Brazil and all such payments made to holders thereof who are non-residents of Brazil; and, except as disclosed in the Offering Memorandum, will not be subject to income, withholding or other taxes under laws and regulations of Brazil or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Brazil or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Brazil or any political subdivision or taxing authority thereof or therein; provided, however, that if the Intercompany Note is redeemed prior to its final maturity, then payments of interest made by ITSA on the Intercompany Note will be subject to withholding tax under Brazilian income tax law, plus interest calculated in accordance with the tax laws (item II of article 155 and 2nd. paragraph of article 179 of the Brazilian Tax Code), as from the dates such tax would have otherwise been due. In such event, ITSA would also be obliged to pay additional amounts as provided in the Intercompany Note. There are grounds to sustain that such withholding tax will be levied at a rate of 12.5% in reliance on a current interpretation of the treaty to avoid double taxation entered into between Brazil and Japan on January 24, 1967 and enacted in Brazil by Decree No. 61,899 dated December 14, 1967, as amended by Decree No. 81,194 dated January 9, 1978 (the "Treaty"); in the event that ITSA is at any time unable to rely on the Treaty, such withholding will be at a rate of 15%; furthermore, if the early redemption of the Intercompany Note occurs before the fifth anniversary of its date of issue, ITSA would have to pay the foreign exchange transaction tax ("IOF") on the amount of Brazilian currency resulting from the conversion of the proceeds of the issue of the Intercompany Note as such tax should have been paid at the time of such conversion of proceeds, plus indexation and interest calculated in accordance with the aforementioned tax laws. Pursuant to Portaria No. 241, dated October 31, 1996, issued by the Minister of Finance of Brazil, the IOF rate on transactions with an average repayment term in excess of 5 years is 0% and increases as follows: (a) 1% for transactions with an average repayment term of 4 years but less than 5 years; (b) 2% for transactions with an average repayment term of 3 years but less than 4 years; (c) 3% for transactions with an average repayment term of less than 3 years.

            (xxiv) Subsequent to the respective dates as of which information is given in the Offering Memorandum and through and including the Closing Date, except as set forth in the Offering Memorandum, (A) neither TV Filme nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, which are or, after giving effect to the transactions described in the Offering Memorandum, will be material, individually or in the aggregate, to TV Filme and its Subsidiaries, taken as a whole, nor entered into any material transaction not in the ordinary course of business, (B) there has not been, individually or in the aggregate, any change or development of which TV Filme is aware which could reasonably be expected to result in a Material Adverse Effect and
      (C) there has been no dividend or distribution of any kind declared, paid or made by TV Filme or any of its Subsidiaries on any class of their capital stock, quotas or other equity interests.

            (xxv) There is (A) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body, administrative agency, official or any other Person, domestic or foreign, now pending or, to the knowledge of TV Filme, threatened or contemplated to which TV Filme or any of its Subsidiaries is or may be a party or to which the business or property of TV Filme or any of its Subsidiaries is or may be subject, (B) no statute, rule, regulation, decree or order that
      (1) has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body or (2) has been rescinded, revoked or enjoined by any court or other governmental body, and (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which TV Filme or any of its Subsidiaries is or may be subject or to which the business, assets, or property of TV Filme or any of its Subsidiaries is or may be subject, that, in the case of clauses (A), (B) and (C) above, (1) is required to be disclosed in the Preliminary Offering Memorandum and the Offering

      Memorandum and that is not so disclosed or (2) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (xxvi) There is no significant strike, labor dispute, slowdown or work stoppage pending, or to the knowledge of TV Filme, threatened, against TV Filme or any of its Subsidiaries. Neither TV Filme nor any of its Subsidiaries has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, except such as would not have a Material Adverse Effect.

            (xxvii) Neither TV Filme nor any of its Subsidiaries has violated or is alleged to have violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") which might have a Material Adverse Effect. There is no alleged liability, or to the best knowledge of TV Filme, potential liability, of TV Filme or any of its Subsidiaries arising out of, based on or resulting from Environmental Laws.

            (xxviii) Each of TV Filme and its Subsidiaries has (A) good and marketable title to all of the properties and assets reflected in the financial statements or as described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except those reflected in the financial statements or as described in the Offering Memorandum, (B) peaceful and undisturbed possession under all material leases to which any of them is a party as lessee and each of which lease is valid and binding, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity, and no default exists thereunder, (C) ownership or valid rights to use all intellectual property utilized in connection with the businesses of TV Filme and its Subsidiaries, (D) all material licenses (including, without limitation, the wireless cable licenses described in the Offering Memorandum as having been granted to the Subsidiaries), certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state, local and foreign authorities, all self-regulatory authorities and all courts and other tribunals (each, an "Authorization") necessary to engage in the business conducted by any of them in the manner described in the Offering Memorandum and (E) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. Each of TV Filme and its Subsidiaries has fulfilled and performed, in all material respects, all of its obligations with respect to such Authorizations and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Authorization and, except as described in the Offering Memorandum, such Authorizations contain no restrictions that are materially burdensome to TV Filme or such Subsidiary, taken as whole.

            (xxix) Each of TV Filme and its Subsidiaries and their respective officers, directors, employees and agents is in compliance in all material respects with all applicable provisions of the Foreign Corrupt Practices Act, as amended.

            (xxx) All federal, state, local, foreign and other Tax Returns (as defined below) required to be filed by TV Filme or any of its Subsidiaries in all jurisdictions have been so filed, other than those which the failure to have filed would not be reasonably expected to have a

      Material Adverse Effect. All federal, state, local, foreign and other Taxes (as defined below) due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided, except where the failure to pay would not have a Material Adverse Effect. There are no material proposed additional Tax assessments against TV Filme or any of its Subsidiaries, or the assets or property of TV Filme or any of its Subsidiaries. For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean all federal, state, local or foreign income, payroll, employee withholding, unemployment insurance, social security, sales, use, service use, leasing use, excise, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, stamp, transfer, workers' compensation, severance, windfall profits, environmental or other tax of the same or of a similar nature, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax Return" means any return, declaration, report, form, claim for refund, or information return or statement relating to Taxes or income subject to taxation, or any amendment thereto, and including any schedule or attachment thereto.

            (xxxi) None of (A) the Operative Documents, (B) the authorization, issuance, sale and delivery of the Series A Notes to the Initial Purchasers upon payment therefor as contemplated in the Indenture and this Agreement or (C) the authorization, issuance, sale and delivery of the Series B Notes, in each case as contemplated in this Agreement, the Indenture and the Registration Rights Agreement, are subject to any registration tax, stamp duty or similar tax, duty, impost or levy or other Tax imposed by Brazil or the United States or any political subdivision thereof.

            (xxxii) TV Filme believes that it and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (xxxiii) TV Filme and each Subsidiary carries, or is covered by, insurance covering its or their material properties, operations, personnel and businesses. Such insurance insures against such losses and risks and is in such amounts as are adequate for the conduct of the respective businesses of TV Filme and its Subsidiaries and the value of their respective properties. Neither TV Filme nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance.

            (xxxiv) Neither TV Filme nor any of its Subsidiaries has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of TV Filme or any of its Subsidiaries to facilitate the sale or resale of the Series A Notes or (B) since the date of the Preliminary Offering Memorandum sold, bid for, purchased or paid any Person any compensation for soliciting purchases of the Series A Notes or paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of TV Filme or any of its Subsidiaries.

            (xxxv) Assuming the accuracy of the Initial Purchasers' representations contained herein and the Initial Purchasers' compliance with their agreements hereunder, no registration under the Securities Act of the Series A Notes is required for the offer and sale of the Series A Notes to the Initial Purchasers as contemplated hereby or for the offer and sale of the Series A Notes by the Initial Purchasers as contemplated hereby and in the Offering Memorandum and it is not necessary to qualify the Indenture under the Trust Indenture Act in connection with the offer and sale of the Series A Notes. No form of general solicitation or general advertising was used by TV Filme or any of its Subsidiaries or any of their representatives in connection with the offer and sale of any of the Series A Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither TV Filme nor its Subsidiaries or agents has engaged in any directed selling efforts in connection with the offering of the Series A Notes. There is no "substantial U.S. market interest" in the debt securities of TV Filme (as such term is defined in Regulation S). No securities of the same class as the Series A Notes have been offered or sold by TV Filme or any of its Subsidiaries within the six-month period immediately prior to the date of this Agreement.

            (xxxvi) When the Series A Notes are issued and delivered pursuant to this Agreement, no Series A Note will be of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as securities that are listed on a national securities exchange under Section 6 of the Exchange Act or that are quoted in any "automated inter-dealer quotation system" (within the meaning of Rule 144A under the Securities Act).

            (xxxvii) Neither TV Filme nor any of its Subsidiaries is, or upon the consummation of the transactions contemplated by this Agreement and the transactions described in the Offering Memorandum under the caption "Use of Proceeds" will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

            (xxxviii) None of the execution, delivery and performance of the Operative Documents, the issuance and sale of the Securities, the application of the proceeds from the issuance and sale of the Series A Notes and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

            TV Filme acknowledges that each certificate signed by any officer of TV Filme and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by TV Filme to the Initial Purchasers as to the matters covered hereby.

            TV Filme acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel to TV Filme and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

            (b) Each of the Initial Purchasers represents, warrants and covenants to TV Filme and agrees with respect to itself that:

            (i) Such Initial Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

            (ii) Such Initial Purchaser (A) is not acquiring the Series A Notes with a view to any distribution thereof that would violate the provisions of the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to QIBs in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A, to Institutional Accredited Investors in a private placement exempt from the registration requirements of the Securities Act and to non-U.S. persons in reliance on, and in conformity with, Regulation S under the Securities Act.

            (iii) No form of general solicitation or general advertising has been or will be used by such Initial Purchaser or any of its representatives in connection with the Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

            (iv) Such Initial Purchaser agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, QIBs, Institutional Accredited Investors and Reg S Buyers. Such Initial Purchaser further agrees that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (1) QIBs who in purchasing such Series A Notes will be deemed to have represented and agreed that they are purchasing the Series A Notes for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs, (2) Institutional Accredited Investors who make the representations contained in, and execute and return to such Initial Purchaser, a certificate in the form of Annex C attached to the Offering Memorandum and (3) Reg S Buyers in reliance on Regulation S under the Securities Act.

            (v) it is not a pension or welfare plan (as defined in Section 3 of the ERISA or the rules and regulations promulgated thereunder) or is subject to one of the exceptions enumerated in clause 9 under "Notice to Investors" in the Offering Memorandum.

            Such Initial Purchaser understands that TV Filme and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
      Section 8 hereof, counsel to TV Filme and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

            6.    Indemnification.

            (a) TV Filme agrees to indemnify and hold harmless the Initial Purchasers, each person, if any, who controls any of the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of each of the Initial Purchasers or any controlling persons, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and expenses and any and all other expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) (collectively, "Losses"), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that TV Filme will not be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information furnished to TV Filme by or on behalf of the Initial Purchasers expressly for use in the Offering Memorandum, or in any supplement or amendment thereto, or (ii) any untrue or alleged untrue statement contained in or omission or alleged omission from the Preliminary Offering Memorandum if a copy of the Offering Memorandum (as then amended or supplemented) was not delivered by or on behalf of the Initial Purchasers to the Person asserting the claim or action, if required by law to have been so delivered by the Initial Purchasers seeking indemnification and the untrue statement or alleged omission from such Preliminary Offering Memorandum was corrected in the Offering Memorandum. This indemnity agreement will be in addition to any liability which TV Filme may otherwise have, including under this Agreement.

            (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless TV Filme and each person, if any, who controls TV Filme within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all Losses, joint or several, to which the Initial Purchasers or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to TV Filme by or on behalf of the Initial Purchasers expressly for use therein; provided, however, that in no case shall the Initial Purchasers be liable or responsible for any amount in excess of the discounts and commissions received by the Initial Purchasers, as set forth on the cover page of the Offering Memorandum. This indemnity will be in addition to any liability which the Initial Purchasers may otherwise have, including under this Agreement.

            (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6, except to the extent that it has been prejudiced in any material respect by such failure, or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action and the indemnifying party has agreed in writing to pay the fees and expenses of such counsel, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded, upon the advise of counsel, that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; provided, however, that such consent was not unreasonably withheld. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, which consent may not be unreasonably withheld, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

            7.    Contribution.

            In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 is for any reason held to be unavailable or is insufficient to hold harmless a party indemnified thereunder, TV Filme, on the one hand, and the Initial Purchasers, on the other hand, shall contribute to the aggregate Losses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of Losses suffered by TV Filme, any contribution received by TV Filme from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control TV Filme within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to which TV Filme and the Initial Purchasers may be subject, in such proportion as is appropriate to reflect the relative benefits received by TV Filme, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Series A Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of TV Filme, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by TV Filme, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (i) the total proceeds from the offering of Series A Notes (net of discounts and commissions but before deducting expenses) received by TV Filme and (ii) the discounts and commissions received by the Initial Purchasers, respectively, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of TV Filme, on the one hand, and of the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by TV Filme, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. TV Filme and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (A) in no case shall the Initial Purchasers be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Series A Notes purchased by the Initial Purchasers pursuant to this Agreement exceeds the amount of any damages which the Initial Purchasers have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (B) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Initial Purchasers within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any controlling persons shall have the same rights to contribution as the Initial Purchasers, and each person, if any, who controls TV Filme, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of TV Filme or any controlling persons shall have the same rights to contribution as TV Filme, subject in each case to clauses (A) and
(B) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise.

            8.    Conditions of Initial Purchasers' Obligations.

            The obligations of the Initial Purchasers to purchase and pay for the Series A Notes, as provided herein, shall be subject to the following conditions:

            (a) All of the representations and warranties of TV Filme contained in this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. TV Filme shall have performed or complied with all of the agreements herein contained and required to be performed or complied in all material respects with by it at or prior to the Closing Date.

            (b) (i) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers in New York as soon as practicable after the date of this Agreement but not later than 9:30 a.m., New York City time, on the day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree, and (ii) no stop order suspending the qualification or exemption from qualification of the Series A Notes in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or, to the best knowledge of TV Filme, threatened.

            (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted, issued or revoked by any governmental agency which would, as of the Closing Date, reasonably be expected to have a Material Adverse Effect; no action, suit or proceeding shall have been commenced and be pending against or affecting or threatened against, TV Filme or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and no stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or which could reasonably be expected to have a Material Adverse Effect.

            (d) Since the dates as of which information is given in the Offering Memorandum and other than as set forth in the Offering Memorandum, (i) there shall not have been any material adverse change or any development that is reasonably likely to result in a material adverse change in the long-term debt, or material increase in the short-term debt, of TV Filme or any of its Subsidiaries from that set forth in the Offering Memorandum or to otherwise result in a Material Adverse Effect, (ii) no dividend or distribution of any kind shall have been declared, paid or made by TV Filme or any of its Subsidiaries on any class of its capital stock, and
      (iii) neither TV Filme nor any of its Subsidiaries shall have incurred any liabilities or obligations other than contracts entered into in the ordinary course of business, direct or contingent, that are or, after giving effect to the Offering and the transactions contemplated thereby, will be material, individually or in the aggregate to TV Filme and its Subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with U.S. generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have occurred any material adverse change in the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of TV Filme and its Subsidiaries taken as a whole.

            (e) The Initial Purchasers shall have received a certificate, dated the Closing Date, signed on behalf of TV Filme by its president, chief operating officer and chief financial officer, in form and substance satisfactory to the Initial Purchasers, (i) confirming as of the Closing Date, the matters set forth in paragraphs (a), (b)(ii), (c) and (d) of this Section 8, (ii) confirming as of the Closing Date, that the obligations of TV Filme to be performed hereunder on or prior thereto have been duly performed in all material respects and (iii) stating that as of the Closing Date, no facts have come to such officers' attention that would cause such officers to believe that the Offering Memorandum, as of its date or the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (f) The Initial Purchasers shall have received on the Closing Date
      (i) the opinion, dated the Closing Date, of Kelley Drye & Warren LLP, New York, New York, U.S. counsel to TV Filme, substantially to the effect set forth in Exhibit B hereto and (ii) the opinion of Tozzini, Freire, Teixeira e Silva Advogados, Sao Paulo, Brazil, Brazilian counsel to TV Filme, substantially to the effect set forth in Exhibit C hereto.

            (g) The Initial Purchasers shall have received on the Closing Date
      (i) the opinion, dated the Closing Date, of Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York, U.S. counsel to the Initial Purchasers, covering such matters as are customarily covered in such opinions and (ii) the opinion, dated the Closing Date, of Barbosa & Mussnich Advogados, Rio de Janeiro, Brazil, Brazilian counsel to the Initial Purchasers, covering such matters as are customarily covered in such opinions.

            (h) At the time this Agreement is executed and at the Closing Date the Initial Purchasers shall have received from Ernst & Young, independent auditors for TV Filme, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Initial Purchasers and in form and substance previously agreed upon by the Initial Purchasers and counsel to the Initial Purchasers with respect to the financial statements and certain financial information of TV Filme and its Subsidiaries contained in the Offering Memorandum.

            (i) The Initial Purchasers shall have received evidence reasonably satisfactory to them that the appointment of Corporate Service Company, New York, New York, as agent for service of process of TV Filme pursuant to Section 18 hereof and pursuant to the Indenture has been accepted by such agent.

            (j) TV Filme and the other parties to the Operative Documents shall have entered into such Operative Documents and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

            (k) The Initial Purchasers shall have received evidence reasonably satisfactory to them of the receipt by the Company of effective waivers of any and all registration rights which might otherwise be exercisable in connection with the registrations contemplated by the Registration Rights Agreement.

            (l) Simpson Thacher & Bartlett and Barbosa & Mussnich Advogados shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

            (m) Prior to or on the Closing Date, there shall have been delivered to the Initial Purchasers such resolutions, consents, authorizations (including the authorization of the Central Bank) and documents relating to the issue of the Series A Notes and the Intercompany Note (including English translations and notarized or consularized counterparts thereof) and such further information, certificates and documents as the Initial Purchasers may reasonably request.

            All opinions, certificates, letters and other documents required by this Section 8 to be delivered by TV Filme will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers and their counsel. TV Filme will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request.

            9.    Initial Purchasers' Information.

            TV Filme and the Initial Purchasers severally acknowledge that the statements with respect to the offering of the Series A Notes set forth in (i) the last paragraph on the bottom of the front cover page concerning certain terms of the Offering by the Initial Purchasers, (ii) the legend covering over-allotment and trading activities on the inside cover page and (iii) the third paragraph, the second and third sentences of the fifth paragraph and the sixth paragraph under the caption "Plan of Distribution" constitute the only information furnished in writing by the Initial Purchasers expressly for use in the Offering Memorandum.

            10.   Survival of Representations and Agreements.

            All representations and warranties, covenants and agreements of the Initial Purchasers and TV Filme contained in this Agreement, including without limitation, the agreements contained in Sections 11(d) and 13, the indemnity agreements contained in Section 6 and the contribution agreements contained in
Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers, any controlling person of any of the Initial Purchasers or by or on behalf of TV Filme or any controlling person thereof, and shall survive delivery of and payment for the Series A Notes to and by the Initial Purchasers. The representations contained in Section 5 and the agreements contained in Sections 6, 7 and 11(d) and 13 shall survive the termination of this Agreement, including any termination pursuant to Section 11.

            11.   Effective Date of Agreement; Termination.

            (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

            (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to TV Filme from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers' part to TV Filme if, on or prior to such date, (i) TV Filme shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to the obligations of the Initial Purchasers hereunder as provided in
Section 8 is not fulfilled when and as required in any material respect, (iii) in the reasonable judgment of the Initial Purchasers, any material adverse change shall have occurred since the respective dates as of which information is given in the Offering Memorandum in the condition (financial or otherwise), business, properties, assets, liabilities, prospects, net worth, results of operations or cash flows of TV Filme and its Subsidiaries, taken as a whole, other than as set forth in the Offering Memorandum, or (iv) (A) any domestic or international event or act or occurrence has materially disrupted, or in the reasonable opinion of the Initial Purchasers will in the immediate future materially disrupt, the market for TV Filme's securities or for securities in general; or (B) trading in securities generally on either of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market System, the Sao Paolo Stock Exchange or the Rio de Janeiro Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been established, or maximum ranges for prices for securities shall have been required, on such exchange, or by such exchange or other regulatory body or governmental authority having jurisdiction; or (C) a banking moratorium shall have been declared by federal or state authorities, or a moratorium in foreign exchange trading by major international banks or persons shall have been declared; or (D) there is an outbreak or escalation of armed hostilities involving the United States or Brazil on or after the date hereof, or if there has been a declaration by the United States or Brazil of a national emergency or war, the effect of which shall be, in the Initial Purchasers' judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum; or (E) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States or Brazil shall be such as, in the Initial Purchasers' judgment, makes it inadvisable or impracticable to proceed with the offering or delivery of the Series A Notes as contemplated thereby; or (F) (1) there shall have occurred a downgrading in the rating accorded the Series A Notes by any "nationally recognized statistical rating organization" as that term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act or (2) any such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Series A Notes.

            (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, telephonic facsimile, or telegraph, confirmed in writing by letter.

            (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than a termination pursuant to Section 11(b)(iv), in which case each party will be responsible for its own expenses) or if the sale of the Series A Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of TV Filme to perform any agreement herein or comply with any provision hereof, TV Filme will, subject to demand by the Initial Purchasers, reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of Initial Purchasers' counsel), incurred by the Initial Purchasers in connection herewith.

            12.   Defaulting Initial Purchasers.

            (a) If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers may make arrangements for the purchase of the Series A Notes by other persons satisfactory to TV Filme and the non-defaulting Initial Purchasers, but if no such arrangements are made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers or TV Filme, except that TV Filme will continue to be liable for the payment of expenses only to the extent set forth in Sections 11(d) and 13(a) and except that the provisions of Sections 6 and 7 shall not terminate and shall remain in effect. As used in this Agreement, the term "Initial Purchaser" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule I hereto who, pursuant to this Section 12, purchases Series A Notes which a defaulting Initial Purchaser agreed but failed to purchase.

            (b) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to TV Filme or the non-defaulting Initial Purchasers for damages caused by its default. If other persons are obligated or agree to purchase the Series A Notes of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or TV Filme may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for TV Filme or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement and TV Filme agrees to promptly make any amendment or supplement to the Offering Memorandum that effects any such changes.

            13.   Fees and Expenses.

            (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, TV Filme agrees to pay all costs, expenses, fees and taxes in connection with this Agreement and the transactions contemplated hereby and by the other Operative Documents, including without limitation all costs, expenses, fees and taxes relating to: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto required pursuant hereto, (ii) the preparation (including, without limitation, duplication costs) and delivery of this Agreement, the other Operative Documents and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith and with the Exempt Resales, (iii) the issuance, transfer and delivery by TV Filme of the Securities to the Initial Purchasers, (iv) the qualification or registration of the Securities for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in Section 4(e) above (including, without limitation, the cost of printing and mailing a preliminary and final Blue Sky Memorandum and the reasonable fees and disbursements of counsel to the Initial Purchasers relating thereto), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (vi) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of counsel to TV Filme and its independent auditors,
(viii) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the PORTAL market, (ix) all fees and expenses (including fees and expenses of counsel to TV Filme) of TV Filme in connection with the approval of the Securities by the Depository for "book-entry" transfer,
(x) all fees and expenses in connection with the rating the Securities by rating agencies, (xi) all fees and expenses of the Trustee and its counsel in connection with the Indenture and the Securities, (xii) the performance by TV Filme of its other obligations under this Agreement and the other Operative Documents and (xiii) "roadshow" travel and other expenses incurred by TV Filme in connection with the marketing and sale of the Securities.

            (b) TV Filme agrees to indemnify and hold the Initial Purchasers harmless against any stamp, issue, registration, documentary or other taxes and duties, including any interest and penalties, payable in Brazil or otherwise, on or in connection with the creation, issue, offering or sale of the Series A Notes or the execution and delivery of any of the Operative Documents which are or may be required to be paid under the laws of Brazil, the United States or any political subdivision or taxing authority of or in any such jurisdiction.

            (c) All payments by TV Filme or its Subsidiaries under any of the Operative Documents shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future Brazilian or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, and all interest, penalties or similar liabilities with respect thereto (collectively, "Levies"). If any Levies are required by any applicable law to be deducted or withheld in connection with such payments, TV Filme or its Subsidiaries will increase the amount paid so that the full amount of such payment is received.

            14.   Notices.

            All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Initial Purchasers shall be mailed, delivered, or telexed, telegraphed or telecopied and confirmed in writing to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department, telecopy number: (212) 272-3092, with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY 10017, Attention: John D. Lobrano, Esq., telecopy: 212-455-2502; and if sent to TV Filme, shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing to TV Filme, Inc., c/o ITSA-Intercontinental Telecomunicacoes Ltda., SCS, Quadra 07-B1.A, Ed. Executive Tower, Sala 601, 70.300.911, Brasilia-DF, Brazil, Attention: Hermano Studart Lins de Albuquerque; telecopy number: 011-55-61-323-5660, with a copy to Kelley Drye & Warren LLP, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901, Attention: John
T. Capetta, Esq., telecopy: 203-327-2669; provided, however, that any notice pursuant to Sections 6 or 7 shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing.

            15.   Parties.

            This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, TV Filme and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Series A Notes from the Initial Purchasers.

            16.   Construction.

            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW RULES THEREOF. Time is of the essence in this Agreement.

            17.   Captions.

            The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

            18.   SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE.

            To the fullest extent permitted by applicable law, TV Filme irrevocably submits to the jurisdiction of any federal or state court in the City, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Agreement (solely in connection with any such suit or proceeding), and irrevocably agree that all claims in respect of such suit or proceeding may be determined in any such court. TV Filme irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. TV Filme hereby irrevocably designates and appoints Corporation Service Company, 375 Hudson Street, New York, New York 10014, U.S.A. (the "Process Agent"), as the authorized agent of TV Filme upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of Corporation Service Company as such authorized agent shall become effective immediately without any further action on the part of TV Filme. TV Filme represents to the Initial Purchasers that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. TV Filme hereby irrevocably authorizes and directs the Process Agent to accept such service. TV Filme further agree that service of process upon the Process Agent and written notice of said service to TV Filme mailed by prepaid registered first class mail or delivered to the Process Agent at its principal office, shall be deemed in every respect effective service of process upon TV Filme in any such suit or proceeding. Nothing herein shall affect the right of any Initial Purchaser or any person controlling such Initial Purchaser to serve process in any other manner permitted by law. TV Filme further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as TV Filme has any outstanding obligations under this Agreement, the Notes, the Indenture, or any other Operative Document. To the extent that TV Filme has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of note, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, TV Filme hereby irrevocably waives such immunity in respect of their obligations under this Agreement, to the extent permitted by law.

            19.   Obligation Currency.

            The obligation of the parties to make payments hereunder is in U.S. dollars (the "Obligation Currency") and such obligation shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency or any other realization in such other currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the effective receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder, and the party liable to make such payment agrees to indemnify the party which is to receive such payment (as an additional, separate and independent cause of action) for the amount (if any) by which such effective receipt shall fall short of the full amount of the Obligation Currency expressed to be payable hereunder and such obligation to indemnify shall not be affected by judgment being obtained for any other sums due under this Agreement.

            20.   Counterparts.

            This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.

            If the foregoing correctly sets forth the understanding among the Initial Purchasers and TV Filme please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                    Very truly yours,

                                    TV FILME, INC.

                                    By: /s/ Hermano Studart Lins de Albuquerque
                                       ----------------------------------------
                                    Name:  Hermano Studart Lins de Albuquerque
                                    Title: Chief Executive Officer
BEAR, STEARNS & CO. INC.

By: /s/ Michael L. Yagerman
    -----------------------------
Name:  Michael L. Yagerman
Title: Senior Managing Director

BT SECURITIES CORPORATION

By: /s/ David F. Jacobs
    -----------------------------
Name:  David F. Jacobs
Title: Associate

J.P. MORGAN SECURITIES INC.

By: /s/ Mark Hall
   ------------------------------
Name:  Mark Hall
Title: Vice President

ALEX. BROWN & SONS INCORPORATED

By: /s/ Steven K. Fischer
    -----------------------------
Name:  Steven K. Fischer
Title: Managing Director

WITNESSES:

 /s/ Regina L. Hillman
----------------------------------
 Name: Regina L. Hillman

 /s/ Jaime Mercado
---------------------------------
 Name: Jaime Mercado

STATE OF NEW YORK  )
                   :  ss.
COUNTY OF NEW YORK )


             On this 16th day of December, 1996, before me, a notary public within and for said county, personally appeared Hermano Studart Lins de Albuquerque to me personally known who being duly sworn, did say that he is Chief Executive Officer of TV Filme, Inc., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.


                               /s/ Olivia Savell
                               -------------------------
                                Notary Public


[NOTARIAL SEAL]

STATE OF NEW YORK  )
                   :  ss.
COUNTY OF NEW YORK )


             On this 16th day of December, 1996, before me, a notary public within and for said county, personally appeared Michael Yagerman to me personally known who being duly sworn, did say that he is Senior Managing Director of Bear, Stearns & Co. Inc., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.


                               /s/ Paul V. Coughlin
                               -------------------------------
                                Notary Public
[NOTARIAL SEAL]

STATE OF NEW YORK  )
                   :  ss.
COUNTY OF NEW YORK )


             On this 16th day of December, 1996, before me, a notary public within and for said county, personally appeared David F. Jacobs to me personally known who being duly sworn, did say that he is Associate of BT Securities Corporation, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.


                              /s/ Olivia Savell
                              -------------------------
                               Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK  )
                   :  ss.
COUNTY OF NEW YORK )


             On this 16th day of December, 1996, before me, a notary public within and for said county, personally appeared Mark Hall to me personally known who being duly sworn, did say that he is Vice President of J.P. Morgan Securities Inc., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.


                              /s/ Olivia Savell
                              -------------------------
                               Notary Public



[NOTARIAL SEAL]

STATE OF NEW YORK  )
                   :  ss.
COUNTY OF NEW YORK )


             On this 16th day of December, 1996, before me, a notary public within and for said county, personally appeared Steven K. Fischer to me personally known who being duly sworn, did say that he is Managing Director of Alex. Brown & Sons Incorporated, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.


                              /s/ Olivia Savell
                              -------------------------
                               Notary Public

[NOTARIAL SEAL]

                                  SCHEDULE I

                                                Aggregate Principal
Initial Purchaser                               Amount of Series A Notes
-----------------                               ------------------------

Bear, Stearns & Co. Inc.                              $ 70,000,000

BT Securities Corporation                             $ 35,000,000

J.P. Morgan Securities Inc.                           $ 21,000,000

Alex. Brown & Sons Incorporated                       $ 14,000,000
                                                      ------------

      Total                                           $140,000,000

                                Schedule 5(A)(IV)

                                  Subsidiaries

================================================================================
                                                                         %
                                       NAME OF COMPANY                  OF
                                                                     OWNERSHIP
                                                                       BY TV
                                                                     FILME, INC.

--------------------------------------------------------------------------------
ITSA-Intercontinental Telecomunicacoes Ltda., a Brazilian               99(1)
limited liability company
--------------------------------------------------------------------------------
Filme Sub, Inc., a Delaware corporation                                100
--------------------------------------------------------------------------------
TV Filme Servicos de Telecomunicacoes Ltda., a Brazilian                49(2)
limited liability company
--------------------------------------------------------------------------------
TV Filme Brasilia de Telecomunicacoes Ltda., a Brazilian                99(1)
limited liability  company
--------------------------------------------------------------------------------
TV Filme Goiania de Telecomunicacoes Ltda., a Brazilian                 99(1)
limited liability company
--------------------------------------------------------------------------------
TV Filme Belem de Telecomunicacoes Ltda., a Brazilian                   99(1)
limited liability company
--------------------------------------------------------------------------------
TV Filme of Cayman, Ltd., a Cayman Island limited partnership             (3)
--------------------------------------------------------------------------------
ITSA of Cayman, Ltd., a Cayman Island limited partnership                 (4)
================================================================================


----------
(1)   The remaining 1% interest is held by Filme Sub, Inc.

(2)   The remaining 51% is owned by TVTEL Ltda.

(3)   Owned 99% by TV Filme, Inc. and 1% by Filme Sub, Inc.

(4) Owned 99% by ITSA-Intercontinental Telecomunicacoes Ltda. and 1% by TV Filme Brasilia de Telecomunicacoes Ltda.

                                   EXHIBIT A

                     Form of Registration Rights Agreement





                           [EXHIBIT NOT INCLUDED]

                                   EXHIBIT B

                  Form of Opinion of Kelley Drye & Warren LLP

            1. TV Filme has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and corporate authority to conduct its business as it is being conducted currently and as described in the Offering Memorandum and to own, lease and operate its properties and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a Material Adverse Effect.

            2. All of the outstanding shares of capital stock of TV Filme have been duly authorized, validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

            3. TV Filme has all requisite corporate power and corporate authority to execute, deliver and perform its obligations under the Operative Documents (to the extent it is a party thereto) and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and corporate authority to issue, sell and deliver the Series A Notes as provided in this Agreement and the Indenture.

            4. This Agreement has been duly authorized, executed and delivered by TV Filme.

            5. The Registration Rights Agreement has been duly authorized, executed and delivered by TV Filme in accordance with its terms and, assuming due authorization, execution and delivered by the other parties thereto, constitutes a valid and legally binding obligation of TV Filme, enforceable against TV Filme in accordance with its terms.

            6. The Pledge Agreement has been duly authorized, executed and delivered by TV Filme and, assuming due authorization, execution and delivery by ITSA under the laws of Brazil and due authorization, execution and delivery by the Trustee under the laws of the State of New York, the Pledge Agreement constitutes a valid and legally binding obligation of TV Filme, enforceable against TV Filme in accordance with its terms. Assuming that the Pledge Agreement has been duly authorized, executed and delivered by ITSA under the laws of Brazil and due authorization, execution and delivery by the Trustee under laws of the State of New York, the Pledge Agreement has been duly executed and delivered by ITSA under the laws of the State of New York and constitutes a valid and legally binding obligation of ITSA, enforceable against ITSA in accordance with its terms.

            7. Assuming that the Intercompany Note has been duly authorized, executed and delivered by ITSA under the laws of Brazil, the Intercompany Note has been duly executed and delivered by ITSA under the laws of the State of New York and constitutes a valid and legally binding obligation of ITSA, enforceable against ITSA in accordance with its terms.

            8. Assuming that each of the Subsidiary Guarantees has been duly authorized, executed and delivered by the respective Subsidiary Guarantors under the laws of Brazil, each of the Subsidiary Guarantees has been duly executed and delivered by the respective Subsidiary

      Guarantor under the laws of the State of New York and constitute a valid and legally binding obligations of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

            9. Assuming the Paying Agent Agreement has been duly authorized, executed and delivered by ITSA under the laws of Brazil and the Paying Agent under the laws of Japan, the Paying Agent Agreement has been duly executed and delivered by ITSA under the laws of the State of New York and constitutes a valid and legally binding obligation of ITSA, enforceable against ITSA in accordance with its terms.

            10. The Note Pledge Agreement has been duly authorized, executed and delivered by TV Filme and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding obligation of TV Filme, enforceable against TV Filme in accordance with its terms.

            11. The Indenture has been duly authorized, executed and delivered by TV Filme and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding obligation of TV Filme, enforceable against TV Filme in accordance with its terms. The Indenture complies in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

            12. The Series A Notes have been duly authorized, executed and issued by TV Filme and, assuming due authentication thereof in accordance with the terms of the Indenture by the Trustee and upon payment and delivery in accordance with this Agreement, will constitute valid and legally binding obligations of TV Filme, enforceable against TV Filme in accordance with their terms and entitled to the benefits of the Indenture.

            13. The Series B Notes have been duly authorized for issuance by TV Filme and, when duly executed, issued and authenticated in accordance with the terms of the Indenture and the Registration Rights Agreement, the Series B Notes will constitute valid and legally binding obligations of TV Filme, enforceable against TV Filme in accordance with their terms and entitled to the benefits of the Indenture.

            14. Each of the Operative Documents conforms in all material respects with the description thereof contained in the Offering Memorandum.

            15. To the best knowledge of such counsel, TV Filme is not (A) in violation of its certificate of incorporation or by-laws, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (C) in violation of any U.S. federal or New York state law, statute, ordinance, rule, regulation, judgment, order or decree applicable to it or any of its assets or properties (whether owned or leased), except in the case of clauses (B) and (C), for such violations or defaults which would not have a Material Adverse Effect. To the best knowledge of such counsel, there exist no conditions that would constitute a default (or an event which with the giving of notice or the lapse of time, or both, would constitute a default) under any of the Operative Documents.

            16. To the best knowledge of such counsel, neither the execution, delivery or performance by TV Filme and its Subsidiaries of this Agreement or any of the other Operative Documents (to the extent it is a party thereto) (including the issuance of the Securities and the sale of the Series A Notes) nor the consummation by TV Filme of the transactions described in the Offering Memorandum under the caption "Use of Proceeds", violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with the giving of notice or the lapse of time, or both, would constitute a default), or requires consent under, or results in the imposition of a lien or encumbrance on any properties of TV Filme or its Subsidiaries (other than the liens created by the Pledge Agreement and the Note Pledge Agreement), or an acceleration of any indebtedness of TV Filme or its Subsidiaries pursuant to, (1) the certificate of incorporation and by-laws of TV Filme,
      (2) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which TV Filme or any of its Subsidiaries is a party or by which TV Filme or any of its Subsidiaries is bound or to which any of its or their assets or properties is subject, or (3) any U.S. federal or New York state law, statute, ordinance, rule, regulation, judgment, order or decree applicable to TV Filme or any of its Subsidiaries or any of its or their assets or properties (whether owned or leased), except in the case of clauses (2) and (3), for such violations or defaults which would not have a Material Adverse Effect.

            17. Except as may be required under applicable state securities or Blue Sky laws, and except for any NASD filings and the filing of a registration statement under the Securities Act and qualification of the Indenture under the Trust Indenture Act in connection with the Registration Rights Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any U.S. federal or New York State court or governmental agency, body or administrative agency or any other person is required for the execution, delivery and performance by TV Filme and its Subsidiaries of this Agreement and the other Operative Documents (to the extent a party thereto) or the issuance and sale of the Securities and the transactions contemplated by this Agreement, except as those which have been made and are in full force and effect.

            18. To the best knowledge of such counsel, there is (A) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of such counsel, threatened or contemplated to which TV Filme or any of its Subsidiaries is or may be a party or to which the business or property of TV Filme or any of its Subsidiaries is or may be subject, (B) no statute, rule, regulation, decree or order that (1) has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body or (2) has been rescinded, revoked or enjoined by any court or other governmental body, and (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which TV Filme or any of its Subsidiaries is or may be subject or to which the business, assets, or property of TV Filme or any of its Subsidiaries is or may be subject, that, in the case of clauses (A), (B) and (C) above, (1) is required to be disclosed in the Offering Memorandum and that is not so disclosed or (2) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            19. No registration of the Series A Notes under the Securities Act, and no qualification of the Indenture under the Trust Indenture Act, is required in connection with the offer and sale of the Series A Notes by TV Filme to the Initial Purchasers or the offer and resale of the Series A Notes by the Initial Purchasers to the initial purchasers therefrom solely in the manner contemplated by the Purchase Agreement, the Indenture and the Offering Memorandum.

            20. Neither TV Filme nor any of its Subsidiaries is, or upon the consummation of the transactions contemplated by this Agreement and the transactions described in the Offering Memorandum under the caption "Use of Proceeds" will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

            21. The statements made in the Offering Memorandum under the headings "Management--Employment Agreements", "Management--Stock Options--1996 Stock Option Plan", "Certain Transactions", "Principal Stockholders" and "Description of Notes" insofar as they purport to constitute summaries of certain contracts, agreements or documents, constitute accurate summaries of such contracts, agreements and documents in all material respects.

            22. The statements made in the Offering Memorandum under the heading "Tax Considerations", insofar as they purport to constitute summaries of matters of certain U.S. Federal income tax laws and regulations, constitute accurate summaries of the matters described therein in all material respects.

            23. None of (a) the Operative Documents, (b) the authorization, issuance, sale and delivery of the Series A Notes to the Initial Purchasers upon payment therefor as contemplated in this Agreement or (c) the authorization, issuance, sale and delivery of the Series B Notes, in each case as contemplated in this Agreement and the Registration Rights Agreement, are subject to any registration tax, stamp duty or similar tax, duty, impost or levy or other tax imposed by the United States or any political subdivision thereof.

            24. Assuming that (a) the Trustee received the Intercompany Note from ITSA or its agent and has, at the date of the opinion, possession of the certificate representing the Intercompany Note and maintains continuous possession thereof and (b) the Trustee is entering into the Note Pledge Agreement in good faith without notice of any adverse claim to the Intercompany Note, the Trustee has a valid and perfected, first-priority security interest in all right, title and interest of the Company in and to the Collateral (as defined in the Note Pledge Agreement) in favor of the Trustee as security for the Obligations (as defined in the Note Pledge Agreement).

            25. The Collateral (as defined in the Pledge Agreement) consists solely of securities maintained in the form of entries in the records of the Federal Reserve Bank of New York (the "FRBNY") (the "Book-Entry Securities"). Such Book-Entry Securities will be transferred by the Pledgor (as defined in the Pledge Agreement) to the Trustee upon (A) the making by the FRBNY of an appropriate entry in its records of the transfer of the Book-Entry Securities to a customer securities account of [NAME OF TRUSTEE'S DEPOSITARY] maintained by it in its commercial banking capacity (in such capacity, the "Depositary"), (B) the sending of a confirmation by the Depositary, in its capacity as a "financial intermediary" (as defined in Section 8-313(4) of the Uniform Commercial Code as in effect in the State of New York (the "UCC")) (the "Financial Intermediary"), to the Trustee of the "purchase" (as such term is defined in Section 1-201(32) of the UCC) of such Book-Entry Securities by the Trustee, and (C) the identification by book-entry by the Depositary of such Book-Entry Securities as belonging to, or otherwise subject to a security interest in favor of, the Trustee; and the Pledge Agreement, together with such transfer, will create, in the case of each such Book-Entry Security, a valid and perfected, first-priority security interest therein in favor of the Trustee as security for the Obligations (as defined in the Pledge Agreement).

      In addition, such counsel shall also have furnished to the Initial Purchasers a written statement, in form and substance satisfactory to the Initial Purchasers, to the effect that it has participated in conferences with officers, directors and representatives of TV Filme, its independent auditors and Tozzini, Freire, Teixeira e Silva Advogados at which conferences the contents of the Offering Memorandum and related matters were discussed. Although it has not independently verified the accuracy or completeness of, or otherwise verified the statements made in, the Offering Memorandum (other than as expressly provided), such counsel advises the Initial Purchasers that, on the basis of the foregoing, nothing has come to its attention that has led such counsel to believe that the Offering Memorandum, as of its date or the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements and supporting notes and schedules and other financial and statistical data contained therein, as to which no opinion need be expressed).

      In rendering such opinion, such counsel shall opine as to the federal laws of the United States and, to the extent set forth therein, the laws of the States of Delaware and New York. Such counsel will be permitted to except from its opinions with respect to enforceability: (A) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (B) general equitable principles (whether considered in a proceeding in equity or at law), (C) an implied covenant of good faith and fair dealing, (D) the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors' rights and (E) the enforceability of any indemnification or contribution provisions or obligations.

                                   EXHIBIT C

        Form of Opinion of Tozzini, Freire, Teixeira e Silva Advogados


            1. Each of ITSA, the Subsidiary Guarantors and TV Filme Servicos de Telecomunicacoes Ltda. (collectively, the "Subsidiaries") (A) has been duly organized as a limited liability company (sociedade por quotas de responsabilidade limitada) and is validly existing under the laws of Brazil, with all requisite corporate power and corporate authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification.

            2. All of the outstanding shares of capital stock, quotas or other equity interests of the Subsidiaries have been duly authorized, validly issued and are fully paid and nonassessable and, to the best of such counsel's knowledge; after due inquiry, were not issued in violation of any preemptive or similar rights. TV Filme owns, directly or indirectly, shares of capital stock quotas or other equity interests of each of the Subsidiaries, as listed on Schedule 5(a)(iv) to this Agreement. To the best of such counsel's knowledge, after due inquiry, all such shares of capital stock quotas or other equity interests of the Subsidiaries are owned, directly or indirectly, by TV Filme free and clear of any material lien, encumbrance, claim, security interest, restriction on transfer, stockholders' agreement, voting trust or other restrictions. To the best of such counsel's knowledge, after due inquiry, except as set forth in the Offering Memorandum, there are not currently any outstanding material subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, capital stock, quotas or other equity interests of any of the Subsidiaries.

            3. Each of the Subsidiaries has all requisite corporate power and authority to execute, deliver and perform its obligations under the Operative Documents to which each of them is a party and to consummate the transactions contemplated thereby.

            4. The Pledge Agreement has been duly authorized, executed and delivered by ITSA under the laws of Brazil and, assuming due authorization, execution and delivery by TV Filme and the Trustee under the laws of the State of New York and assuming that the Pledge Agreement constitutes a valid and legally binding agreement under the laws of the State of New York, the Pledge Agreement constitutes a valid and legally binding obligation of ITSA under the laws of Brazil, enforceable against ITSA in accordance with its terms.

            5. The Intercompany Note has been duly authorized, executed and delivered by ITSA under the laws of Brazil and, assuming that the Intercompany Note constitutes a valid and legally binding obligation under the laws of the State of New York, the Intercompany Note constitutes a valid and legally binding obligation of ITSA under the laws of Brazil, enforceable against ITSA in accordance with its terms.

            6. The Paying Agent Agreement has been duly authorized, executed and delivered by ITSA under the laws of Brazil and, assuming that the Paying Agent Agreement constitutes a valid and legally binding agreement under the laws of the State of New York, the Paying Agent

      Agreement constitutes a valid and legally binding obligation of ITSA under the laws of Brazil, enforceable against ITSA in accordance with its terms.

            7. Each Subsidiary Guarantee has been duly authorized, executed and delivered by each respective Subsidiary Guarantor under the laws of Brazil and, assuming that each such Subsidiary Guarantee constitutes a valid and legally binding obligation under the laws of the State of New York, each Subsidiary Guarantee constitutes a valid and legally binding obligation of each respective Subsidiary Guarantor under the laws of Brazil, enforceable against such Subsidiary Guarantor in accordance with its terms.

            8. The choice of law provisions set forth in the Operative Documents will be recognized by the courts of Brazil. Any judgment obtained in such court arising out of or relating to the obligations of TV Filme, ITSA or the Subsidiary Guarantors any of the Operative Documents or the transactions contemplated hereby will be recognized in Brazil without reconsideration of the merits, upon confirmation of that judgment by the Brazilian Federal Supreme Court; and such confirmation should be provided if the foreign judgment (a) fulfills all formalities required for its enforceability under the laws of the country where the foreign judgment is granted, (b) is issued by a competent court after proper service of process, (c) is not subject to appeal, as duly certified by the foreign judiciary branch, (d) is authenticated by a Brazilian consular office in the country where the foreign judgment is issued and is accompanied by a sworn translation into Portuguese, (e) is not contrary to Brazilian national sovereignty, public policy or morality and (f) is enforced in compliance with the applicable procedure under the law of Brazil with respect to the enforcement of foreign judgments (and such counsel has no reason to believe that any of the provisions of the Operative Documents to which any of the Subsidiaries is a party is against Brazilian national sovereignty, public policy or good morals).

            9. The Operative Documents are in proper form under Brazilian law for the enforcement thereof against the parties thereto and it is not necessary that any of them be filed or recorded or enrolled with any court or authority in Brazil to ensure the legality, validity, enforceability or admissibility in evidence of any of the Operative Documents in Brazil or that any stamp, registration or similar tax be paid in Brazil, other than court costs, including filing fees and deposits to guarantee judgment required by Brazilian law and regulations, except that (a) the signatures of the parties to the Operative Documents signed outside Brazil shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been authenticated by the Brazilian consular office and (b) each of the Operative Documents shall have been translated into Portuguese by a sworn translator and the translation thereof shall have been registered with the appropriate Registry of Deeds and Documents in Brazil.

            10. TV Filme and its Subsidiaries, and their respective obligations under the Operative Documents, are subject to civil and commercial law and to suit and neither any of them nor any of their respective properties or material assets has any right of immunity, on any grounds, from any legal or other action, suit or proceeding, from the giving of any relief in any such legal or other action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter arising out of or relating to the Operative Documents.

            11. None of (A) the Subsidiaries is (1) in violation of its charter or bylaws or equivalent documents or (2) to the best of our knowledge, after due inquiry, in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, and (B) to the best of our knowledge, after due inquiry, none of TV Filme nor any Subsidiary is in violation of any Brazilian federal, state or local law, statute, ordinance, rule, regulation, judgment, order or decree applicable to it or any of its assets or properties (whether owned or leased), except in the case of clauses (A)(2) and (B), for such violations or defaults which would not have a Material Adverse Effect. To the best knowledge of such counsel, after due inquiry, there exists no condition that, with notice or the passage of time or both, would constitute such a violation or default under any such document or instrument. To the best knowledge of such counsel, after due inquiry, there exists no condition that would constitute a default (or an event which with the giving of notice or the lapse of time, or both, would constitute a default) under any of the Operative Documents.

            12. Neither the execution, delivery or performance by TV Filme or any of its Subsidiaries of this Agreement or any of the other Operative Documents, as the case may be (including the issuance and sale of the Securities), nor the consummation by TV Filme and its Subsidiaries of the transactions described in the Offering Memorandum under the caption "Use of Proceeds", violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with the giving of notice or the lapse of time, or both, would constitute a default), or requires consent under, or results in the imposition of a lien or encumbrance on any properties of TV Filme or its Subsidiaries, or an acceleration of any indebtedness of TV Filme or its Subsidiaries pursuant to, (1) the charter or bylaws or equivalent documents of any of the Subsidiaries, (2) to the best of our knowledge, after due inquiry, any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which TV Filme or any of its Subsidiaries is a party or by which TV Filme or any of its Subsidiaries is bound or to which any of its or their assets or properties is subject, or (3) any Brazilian federal, state or local law, statute, ordinance, rule, regulation or decree and, to the best knowledge of such counsel, after due inquiry, judgment or order applicable to TV Filme or any of its Subsidiaries or any of its or their assets or properties (whether owned or leased), except in the case of clauses (2) and (3), for such violations or defaults which would not have a Material Adverse Effect.

            13. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency or any other person is required for the execution, delivery and performance by TV Filme and its Subsidiaries of this Agreement and the other Operative Documents, as the case may be, or the consummation of the transactions described in the Offering Memorandum under the caption "Use of Proceeds", except (A) such as have been obtained and made and remain in full force and effect, (B) the issuance by the Central Bank of a certificate of registration (the "Certificate of Registration") permitting ITSA to make remittances from Brazil in U.S. dollars of payments of principal, interest and other amounts in respect of the Intercompany Note and (C) the approval of the Central Bank permitting ITSA to make any payment in U.S. dollars not set forth in the Certificate of Registration or to make any payment provided for therein earlier than the due date therefor.

            14. Subject to obtaining the Certificate of Registration or, in the case of payments not covered by the Certificate of Registration, under current laws and regulations of Brazil and any political subdivision thereof, all interest, principal, premium, if any, and other payments due or made on the Intercompany Note may be paid by ITSA to the holder thereof in U.S. dollars or Brazilian reais that may be converted into foreign currency and freely transferred out of Brazil and all such payments made to holders thereof who are non-residents of Brazil; and, except as disclosed in the Offering Memorandum, will not be subject to income, withholding or other taxes under laws and regulations of Brazil or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Brazil or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Brazil or any political subdivision or taxing authority thereof or therein; provided, however, that if the Intercompany Note is redeemed prior to its final maturity then payments of interest made by ITSA on the Intercompany Note will be subject to withholding tax under Brazilian income tax law, plus interest calculated in accordance with the tax laws, as from the dates such tax would have otherwise been due. In such event, ITSA would also be obliged to pay additional amounts as provided in the Intercompany Note. There are grounds to sustain that such withholding tax will be levied at a rate of 12.5% in reliance on a current interpretation of the treaty to avoid double taxation entered into between Brazil and Japan on January 24, 1967 and enacted in Brazil by Decree No. 61,899 dated December 14, 1967, as amended by Decree No. 81,194 dated January 9, 1978 (the "Treaty"); in the event that ITSA is at any time unable to rely on the Treaty, such withholding will be at a rate of 15%; furthermore, if the early redemption of the Intercompany Note occurs before the fifth anniversary of its date of issue, ITSA would have to pay the foreign exchange transaction tax ("IOF") on the amount of Brazilian currency resulting from the conversion of the proceeds of the issue of the Intercompany Note as such tax should have been paid at the time such conversion of proceeds, plus indexation and interest calculated in accordance with the aforementioned tax laws. Pursuant to Portaria No. 241, dated October 31, 1996, issued by the Minister of Finance of Brazil, the IOF rate on transactions with an average repayment term in excess of 5 years is 0% and increases as follows: (a) 1% for transactions with an average repayment term of 4 years but less than 5 years; (b) 2% for transactions with an average repayment term of 3 years but less than 4 years; and (c) 3% for transactions with an average repayment term of less than 3 years.

            15. There is (A) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body, administrative agency, official or any other person, domestic or foreign, now pending or, to such counsel's best knowledge, after due inquiry, threatened or contemplated to which TV Filme or any of its Subsidiaries is or may be a party or to which the business or property of TV Filme or any of its Subsidiaries is or may be subject, (B) no statute, rule, regulation, decree or to the best of such counsel's knowledge, after due inquiry, order that (1) has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body or (2) except as disclosed in the Offering Memorandum, has been rescinded, revoked or enjoined by any court or other governmental body, and (C) except as disclosed in the Offering Memorandum, no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which TV Filme or any of its Subsidiaries is or may be subject or to which the business, assets, or property of TV Filme or any of its Subsidiaries is or may be subject, that, in the case of clauses (A), (B) and (C) above, (1) is required to be disclosed in the Offering Memorandum and that is not so disclosed or (2) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            16. Each of TV Filme and each Subsidiary has (A) good and marketable title to all of the properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions, (B) peaceful and undisturbed possession under all material leases to which any of them is a party as lessee and each of which lease is valid and binding and no default exists thereunder, (C) ownership or valid rights to use all intellectual property utilized in connection with the businesses of TV Filme and its Subsidiaries, and (D) all material Authorizations necessary to engage in the business conducted by any of them in the manner described in the Offering Memorandum and such counsel has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. To the best knowledge of such counsel, after due inquiry, each of TV Filme and its Subsidiaries has fulfilled and performed all of its obligations with respect to such Authorizations and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Authorization and, except as described in the Offering Memorandum, such Authorizations contain no restrictions that are materially burdensome to TV Filme or such Subsidiary, as the case may be.

            17. The statements under the captions "Risk Factors--Factors Relating to the Company and the Offering--Government Regulation", "Risk Factors--Factors Relating to the Company and the Offering--Minority Voting Position in License Company; Potential Conflicts of Interest", "Risk Factors--Factors Relating to the Company and the Offering--Fraudulent Conveyance Considerations", "Risk Factors--Risk Factors Relating to Brazil--Economic Uncertainty; Effects of Exchange Rate Fluctuations", "Risk Factors--Factors Relating to Brazil--Foreign Exchange Controls and Exchange Rates", "Risk Factors--Factors Relating to Brazil--Restrictions on Conversion and Remittances Abroad", "Risk Factors--Factors Relating to Brazil--Political Uncertainty", "Risk Factors--Factors Relating to Brazil--Potential Unenforceability of Civil Liabilities and Judgments", "Exchange Rate Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations--Income Taxes", "Management's Discussion and Analysis of Financial Condition and Results of Operations--Inflation and Exchange Rates", and "Business--Regulatory Environment" in the Offering Memorandum, insofar as such statements constitute matters of Brazilian law or legal conclusions, fairly present the information disclosed therein in all material respects.

            18. None of (a) the Operative Documents, (b) the authorization, issuance, sale and delivery of the Series A Notes to the Initial Purchasers upon payment therefor as contemplated in this Agreement or (c) the authorization, issuance, sale and delivery of the Series B Notes, in each case as contemplated in this Agreement, in the Indenture and in the Registration Rights Agreement, are subject to any registration tax, stamp duty or similar tax, duty, impost or levy or other tax imposed by Brazil or any political subdivision thereof.

      In addition, such counsel shall also have furnished to the Initial Purchasers a written statement, in form and substance satisfactory to the Initial Purchasers, to the effect that it has participated in conferences with officers, directors and representatives of TV Filme, its independent auditors and Kelley Drye & Warren LLP at which conferences the contents of the Offering Memorandum and related matters were discussed. Although it has not independently verified the accuracy or completeness of or otherwise verified the statements made in, the Offering Memorandum (other than as expressly provided), such counsel advises the Initial Purchasers that, on the basis of the foregoing, nothing has come to its attention that has led such counsel to believe that the Offering Memorandum, as of its date or the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements and supporting notes and schedules and other financial and statistical data contained therein, as to which no opinion need be expressed).

      In rendering such opinion, such counsel shall opine as to the laws of Brazil. Such counsel will be permitted to except from its opinions with respect to enforceability: (A) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (B) general equitable principles (whether considered in a proceeding in equity or at law), (C) an implied covenant of good faith and fair dealing, (D) the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors' rights and (E) the enforceability of any indemnification or contribution provisions or obligations.